Exhibit 99

Additional Beneficial Owners

Name	Title of Securities Beneficially Owned	Amount of Securities Beneficially owned	Ownership Form	Nature of Indirect Ownership
Asia Select Asset Management Limited (Hong Kong)	Common Stock	3,571,428	D